-----------------------------------
                        Exhibit 11.1 - Earnings Per Share
                       -----------------------------------


                                    Nine Months            Three Months
                                   Ended June 30,         Ended June 30,
                              ----------------------  ----------------------
                                 1998        1997        1998        1997
                              ----------  ----------  ----------  ----------

Net income                     $  5,221    $  6,677    $  1,250    $  1,511

Weighted average
  shares outstanding:

     Basic                    11,514,380  11,504,500  11,521,481  11,504,500

     Diluted                  11,620,757  11,603,100  11,686,885  11,627,965
                              ==========  ==========  ==========  ==========

Earnings per share:

     Basic                     $   0.45    $   0.58    $   0.11     $  0.13

     Diluted                   $   0.45    $   0.57    $   0.11     $  0.13
                              ==========  ==========  ==========  ==========